Filed Pursuant to Rule 424(b)(5)

Registration Statement No. 333-287177

PROSPECTUS SUPPLEMENT

(To Prospectus Dated May 12, 2025)

Up to $110,000,000 of Common Stock

This prospectus supplement relates to shares of common stock, no par value (“Middlesex Common Stock”), of Middlesex Water Company (“Middlesex” or the “Company”). Middlesex has entered into an ATM Equity Offering Sales Agreement with BofA Securities, Inc., Robert W. Baird & Co. Incorporated and Janney Montgomery Scott LLC as our sales agents (collectively, the “Agents”), under which we may offer and sell from time to time our common stock having an aggregate offering price of up to $110,000,000. The Agents may act as agents on our behalf or purchase share of our common stock as principal.

Middlesex Common Stock is listed on the NASDAQ Global Select Market under the symbol “MSEX.” On May 9, 2025 the closing price of Middlesex Common Stock on the NASDAQ Global Select Market was $60.09 per share.

Sales, if any, of common stock under the ATM Equity Offering Sales Agreement may be made in ordinary brokers’ transactions, to or through a market maker, on or through the Nasdaq Global Select Market or any other market venue where our common stock may be traded, in the over-the-counter market, in privately negotiated transactions, in block trades, in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act or through a combination of any such methods of sale. The sales agents may also sell our common stock by any other method permitted by law.

We will designate the maximum amount of common stock to be sold through the sales agents on a daily basis or otherwise as we and the sales agents agree and the minimum price per share at which such common stock may be sold. Subject to the terms and conditions of the ATM Equity Offering Sales Agreement, the sales agents will use their reasonable efforts consistent with their normal sales and trading practices to sell on our behalf all of the designated shares of common stock. We may instruct the sales agents not to sell any common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or any sales agent, with respect to itself only, may suspend the offering of our common stock by notifying the other party.

We will pay each sales agent a commission of up to 2% of the gross sales price per share of common stock sold through such agent under the ATM Equity Offering Sales Agreement. We have also agreed to reimburse the Agents for certain of their expenses. In connection with the sale of the shares of common stock on our behalf, each of the Agents may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and the compensation paid to each of the Agents may be deemed to be underwriting commissions or discounts. See “Plan of Distribution.”

Settlement of any sales of common stock will occur on the first business day following the date on which such sales were made. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agents may agree.

Investing in Middlesex Common Stock involves a high degree of risk. Before making a decision to invest in Middlesex Common Stock, you should carefully consider the risks described in Part I, Item 1A of the Company’s most recent Annual Report on Form 10-K (“Form 10-K”) under the heading “Risk Factors,” and under the headings “Risk Factors” of this prospectus supplement and the accompanying prospectus. The Form 10-K and the Company’s most recent Quarterly Report on Form 10-Q (“Form 10-Q”) are incorporated by reference in this prospectus supplement and the accompanying prospectus.

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Neither the Securities and Exchange Commission (“SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the related prospectus. Any representation to the contrary is a criminal offense.

No person has been authorized to give any information or to make any representations other than those contained in this prospectus supplement. If any other information or representations are given or made, you must not rely on them as having been authorized.

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BofA Securities	Baird	Janney Montgomery Scott

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This Prospectus Supplement is dated May 12, 2025

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “Middlesex,” “Company,” “we,” “us,” “our” or similar references mean Middlesex Water Company, and its subsidiaries, including Tidewater Utilities, Inc. (“Tidewater”) and Tidewater’s wholly-owned subsidiaries, Southern Shores Water Company, LLC (“Southern Shores”) and White Marsh Environmental Systems, Inc. (“White Marsh”). The Company’s other subsidiaries are Pinelands Water Company (“Pinelands Water”) and Pinelands Wastewater Company (“Pinelands Wastewater”) (collectively, “Pinelands”), Utility Service Affiliates, Inc. (“USA”) and Utility Service Affiliates (Perth Amboy) Inc. (“USA-PA”). In this prospectus supplement references to “$” or “dollars” are to the lawful currency of the United States.

You should rely only on the information contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. Neither we nor any sales agent or underwriter has authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Agents and any underwriters are not, making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate or complete as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of Middlesex Common Stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated May 12, 2025, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus supplement or in the accompanying prospectus) the statement in the document having the later date modifies or supersedes the earlier statement. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 we have filed with the SEC, under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may find the registration statement, including exhibits, on the SEC’s website at www.sec.gov. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference”.

S-i

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of the common stock offered by this prospectus supplement. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

Neither the delivery of this prospectus supplement nor any sale made hereunder should be deemed to imply that there has been no change in the affairs of the Company since the date of this prospectus supplement or that the information herein is correct as of any time subsequent to its date. This prospectus supplement relates only to the Middlesex Common Stock offered hereby and is not to be relied upon in connection with the purchase or sale of any other securities in the Company.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other comparable terminology. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference, and in particular those factors referenced in the section “Risk Factors”.

This prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference contain forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements as to:

-	expected financial condition, performance, prospects and earnings of the Company;

-	strategic plans for growth;

-	the amount and timing of rate increases and other regulatory matters, including the recovery of certain costs recorded as regulatory assets;

-	the Company’s expected liquidity needs during the upcoming fiscal year and beyond and the sources and availability of funds to meet its liquidity needs;

-	expected customer rates, consumption volumes, service fees, revenues, margins, expenses and operating results;

-	financial projections;

-	the expected amount of cash contributions to fund the Company’s retirement benefit plans, anticipated discount rates and rates of return on plan assets;

-	the ability of the Company to pay dividends;

-	the Company’s compliance with environmental laws and regulations and estimations of the materiality of any related costs;

-	the safety and reliability of the Company’s equipment, facilities and operations;

-	the Company’s plans to renew municipal franchises and consents in the territories it serves;

-	trends; and

-	the availability and quality of our water supply.

S-iii

These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those indicated by these forward-looking statements. Important factors that could cause actual results to differ materially from anticipated results and outcomes include, but are not limited to:

-	effects of general economic conditions, including recently announced tariffs;

-	increases in competition for growth in non-franchised markets to be potentially served by the Company;

-	ability of the Company to adequately control selected operating expenses which are necessary to maintain safe and proper utility services, and which may be beyond the Company’s control;

-	availability of adequate supplies of quality water;

-	actions taken by government regulators, including decisions on rate increase requests;

-	new or modified water quality standards and compliance with related legal and regulatory requirements;

-	weather variations, including climate variability, and other natural phenomena impacting utility operations;

-	financial and operating risks associated with acquisitions and, or privatizations;

-	acts of war or terrorism;

-	cyber - attacks;

-	changes in the pace of new housing development;

-	availability and cost of capital resources;

-	timely availability of materials and supplies for operations and critical infrastructure projects;

-	effectiveness of internal control over financial reporting; and

-	other factors discussed elsewhere in our filings with the SEC.

For an additional discussion of factors that may affect the Company’s business and results of operations, see the “Risk Factors” sections in this prospectus supplement and the accompanying prospectus, in our Annual Report on Form 10-K or in other periodic and current reports we file with the SEC.

Given these uncertainties, readers should not place undue reliance on our forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake to update any forward-looking statements after the date of this prospectus supplement or the respective dates of documents incorporated by reference herein or therein that include forward-looking statements.

S-iv

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. This summary sets forth the material terms of this offering, but does not contain all of the information you should consider before deciding whether to invest in our common stock. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, as described under the headings “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement, before making an investment decision to purchase our common stock. You should also carefully consider the risks of investing in our common stock discussed in the section titled “Risk Factors” in this prospectus supplement as well as the consolidated financial statements and notes to those consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus.

Middlesex Water Company

Middlesex was incorporated as a water utility company in 1897 and owns and operates regulated water utility and wastewater systems primarily in New Jersey and Delaware. Middlesex also operates water and wastewater systems under contract on behalf of municipal and private clients primarily in New Jersey and Delaware. Across our regulated utility systems, we serve approximately 128,000 customers. We operate water and wastewater systems under unregulated contracts for governmental entities and private entities.

The terms “the Company,” “we,” “our,” and “us” refer to Middlesex Water Company and its subsidiaries, including Tidewater Utilities, Inc. (“Tidewater”) and Tidewater’s wholly-owned subsidiaries, Southern Shores Water Company, LLC (“Southern Shores”) and White Marsh Environmental Systems, Inc. (“White Marsh”), Pinelands Water Company (“Pinelands Water”) and Pinelands Wastewater Company (“Pinelands Wastewater”), Utility Service Affiliates, Inc. (“USA”) and Utility Service Affiliates (Perth Amboy) Inc. (“USA-PA”).

The Company’s principal executive offices are located at 485C Route 1 South, Suite 400, Iselin, New Jersey 08830. Our telephone number is (732) 634-1500. Our website address is http://www.middlesexwater.com. Except as expressly stated herein, no information contained in, or that can be accessed through, our website is incorporated by reference into this prospectus, and no such information should be considered a part of this prospectus. We make available, free of charge through our website, reports and amendments filed or furnished pursuant to Section 13(a) or 15(d) of Exchange Act after such material is electronically filed with or furnished to the SEC.

Middlesex System

The Middlesex System provides water services to approximately 61,000 retail customers, primarily in eastern Middlesex County, New Jersey and under wholesale contracts to the City of Rahway, Townships of Edison and Marlboro, the Borough of Highland Park and the Old Bridge Municipal Utilities Authority. The Middlesex System treats, stores and distributes water for residential, commercial, industrial and fire protection purposes. The Middlesex System also provides water treatment and pumping services to the Township of East Brunswick under contract. The amount of water supply allocated to the Township of East Brunswick is granted directly to the Township by the New Jersey Water Supply Authority. The Middlesex System produced approximately 67% of our 2024 consolidated operating revenues.

The Middlesex System’s retail customers are located in an area of approximately 55 square miles in Woodbridge Township, the City of South Amboy, the Boroughs of Metuchen and Carteret, portions of the Township of Edison and the Borough of South Plainfield, all in Middlesex County and a portion of the Township of Clark in Union County. Retail customers include a mix of residential customers, large industrial concerns and commercial and light industrial facilities. These customers are located in generally well-developed areas of central New Jersey.

The contract customers of the Middlesex System comprise an area of approximately 110 square miles with a population of over 200,000. Contract sales to the Townships of Edison and Marlboro, the City of Rahway and the Old Bridge Municipal Utilities Authority are supplemental to the water systems owned and operated by these customers. Middlesex is the primary source of water for the Borough of Highland Park and the Township of East Brunswick.

Tidewater System

Tidewater, together with its wholly-owned subsidiary, Southern Shores, provides water services to approximately 62,000 retail customers for residential, commercial and fire protection purposes in over 480 separate communities in New Castle, Kent and Sussex Counties, Delaware. The Tidewater System produced approximately 24% of our 2024 consolidated operating revenues.

USA-PA

USA-PA operates the City of Perth Amboy, New Jersey’s (Perth Amboy) water and wastewater systems under a ten-year agreement, which expires in December 2028. In addition to performing day-to day operations, USA-PA is also responsible for emergency responses and management of capital projects funded by Perth Amboy. USA-PA produced approximately 3% of our 2024 consolidated operating revenues.

Pinelands Systems

Pinelands Water provides water services to approximately 2,500 residential customers in Burlington County, New Jersey. Pinelands Water is not physically interconnected with the Middlesex System. Pinelands Water produced approximately 1% of our 2024 consolidated operating revenues.

Pinelands Wastewater provides wastewater collection and treatment services to approximately 2,500 residential customers and one municipal wastewater system in Burlington County, New Jersey. Pinelands Wastewater produced approximately 1% of our 2024 consolidated operating revenues.

USA

USA operates the Borough of Avalon, New Jersey’s (Avalon) water utility, sewer utility and storm water system under a ten-year operations and maintenance contract expiring in 2032. In addition to performing day-to-day service operations, USA is responsible for emergency responses and management of capital projects funded by Avalon.

USA operates the Borough of Highland Park, New Jersey’s water utility and sewer utility under a ten-year operations and maintenance contract expiring in 2030.

Under a marketing agreement with HomeServe USA Corp. (HomeServe) expiring in 2031, USA offers residential customers in New Jersey and Delaware various water and wastewater related home maintenance programs. HomeServe is a leading national provider of such home maintenance service programs. USA receives a service fee for the billing, cash collection and other administrative matters associated with HomeServe’s service contracts.

USA produced approximately 3% of our 2024 consolidated operating revenues.

White Marsh

White Marsh operates or maintains water and/or wastewater systems that serve approximately 4,300 service connections under 28 separate contracts, primarily in New Castle, Kent and Sussex Counties, Delaware. White Marsh also owns two commercial properties that are leased to Tidewater for its administrative office campus and its field operations center. White Marsh produced approximately 1% of our 2024 consolidated operating revenues.

THE OFFERING
Issuer	Middlesex Water Company, a New Jersey Corporation.

Common Stock we are Offering	Shares of our Common Stock having an aggregate offering price of up to $110,000,000.

Common Stock to be Outstanding after this Offering	Up to 19,750,766 shares of our Common Stock, assuming sales of 1,830,588 shares in this offering at a price of $60.09 per share, which was the closing price on the Nasdaq Global Select Market on May 9, 2025. The actual number of shares issued will vary depending on the sales price under this offering and, in any event, may not exceed the number of authorized and available shares under our amended and restated certificate of incorporation. As of the date of this prospectus supplement, we have approval from the New Jersey Board of Public Utilities (“NJBPU”) to issue and sell up to 1.0 million shares of our Common Stock. Any issuance and sale of our Common Stock in excess of such amount will require further approval from the NJBPU.

Manner of Offering	Sales, if any, may be made from time to time through or to the Agents as described under the heading “Plan of Distribution” on page S-15.

Use of Proceeds	We intend to use the net proceeds from the sale of the securities we may offer by this prospectus to fund our capital expenditures, to purchase and maintain plant equipment, as well as other general corporate purposes. Our management will have broad discretion in the use and allocation of net proceeds from the sale of any securities sold by us. See “Use of Proceeds” on page S-7.

Risk Factors	See “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2024, and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before investing in our common stock.

Nasdaq Global Select Market symbol	“MSEX”

The number of shares of Common Stock that will be outstanding after this offering is based on 17,920,178 shares outstanding as of April 29, 2025 and excludes the shares of Common Stock reserved for issuance upon the conversion of our preferred stock.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before making an investment decision, you should carefully consider the specific factors discussed below, together with all the other information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by us or on our behalf we may provide to you in connection with this offering and the documents incorporated and deemed to be incorporated by reference herein and therein. For a further discussion of the risks, uncertainties and assumptions relating to our business, please see the discussion under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2024, as updated by any other reports and documents we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus. The risks described below are not the only risks that we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks may have a material adverse effect on our business, financial condition, results of operations and cash flows. In such a case, you may lose all or part of your investment in the shares of Middlesex Common Stock. In addition, you should consult your own financial and legal advisors before making an investment.

Risks Related to the Offering and Our Common Stock

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We currently intend to use the net proceeds of this offering to fund our capital expenditures, to purchase and maintain plant equipment, as well as other general corporate purposes. Our management will have broad discretion in the use and allocation of net proceeds from the sale of any securities sold by us and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering. The failure by our management to apply these funds effectively could harm our business, financial condition and results of operations. Pending their use, we may invest the net proceeds from this offering in short-term, interest-bearing instruments. These investments may not yield a favorable return, or any return, to us or our stockholders.

This offering and future issuances of our common stock could be dilutive to our earnings per share.

The issuance and sale by us of any shares of our common stock in this offering, the receipt of the net proceeds therefrom and the use of those net proceeds could have a dilutive effect on our earnings per share. Additional issuances of our common stock could also be dilutive to our earnings per share. The issuance or sale by us of our common stock, including the sale by us of shares in this offering, could also adversely affect the trading price of our common stock and our ability to raise capital through future offerings of equity or equity-related securities. In addition, if we are unable to apply any net proceeds we may receive from this offering or from other issuances or sales of our common stock to make investments that generate sufficient revenues to offset the dilutive impact of the issuance by us of shares of our common stock in this offering or from any other such issuances of our common stock, there will be further dilution of our earnings per share.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares of common stock we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the ATM Equity Offering Sales Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the Agents at any time throughout the term of the ATM Equity Offering Sales Agreement. The number of shares that are sold by the Agents after delivering a sales notice will fluctuate based on the market price of the shares of common stock during the sales period and limits we set with the Agents. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that ultimately will be issued.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $110,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from the sale of the securities we may offer by this prospectus to fund our capital expenditures, to purchase and maintain plant equipment, as well as other general corporate purposes. Our management will have broad discretion in the use and allocation of net proceeds from the sale of any securities sold by us.

MARKET INFORMATION

Our common stock is traded on the Nasdaq Global Select Market under the symbol “MSEX.” We estimate that there were approximately 1,628 holders of record of our common stock as of April 30, 2025.

DIVIDEND POLICY

We have paid dividends on our common stock each year since 1912 and have increased the amount of dividends paid each year since 1973. Our earnings, financial condition, capital requirements, applicable regulations and other factors, including the timeliness and adequacy of rate increases, will determine both our ability to pay dividends and the amount of those dividends. If four or more quarterly dividends are in arrears, the preferred shareholders, as a class, are entitled to elect two members to the Board of Directors in addition to Directors elected by holders of the Common Stock. In the event dividends on the preferred stock are in arrears, no dividends may be declared or paid on the Common Stock of the Company. There can be no assurance we will continue to pay dividends in the future or, if dividends are paid, that they will be in amounts similar to past dividends.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

FOR NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the purchase, ownership and disposition of our Common Stock purchased in accordance with this prospectus supplement, but does not purport to be a complete analysis of all the potential tax consequences relating thereto. This discussion assumes that any distributions made (or deemed made) by us on our Common Stock and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our Common Stock will be in U.S. dollars.

This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, final, temporary and proposed U.S. Treasury regulations promulgated thereunder, administrative pronouncements and rulings, and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought, and do not expect to seek, any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions, or that any IRS determination to the contrary may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this summary.

This summary also does not address the tax considerations arising under the laws of any state of the United States or any local, non-U.S. or other taxing jurisdiction or under U.S. federal non-income tax laws, such as gift and estate tax laws, or under any applicable tax treaty. This discussion does not address the U.S. federal income tax consequences to our officers or directors. In addition, this discussion does not address any potential application of the Medicare contribution tax on certain net investment income or any tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•	Banks, other financial institutions, investment funds or financial services entities;

•	insurance companies;

•	persons subject to the alternative minimum tax;

•	tax-exempt organizations or accounts, governmental organizations, tax-qualified retirement plans, and “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

•	“controlled foreign corporations,” “passive foreign investment companies,” foreign branches or corporations that accumulate earnings to avoid U.S. federal income tax;

•	brokers, dealers, and traders in securities or currencies;

•	traders in securities and other persons that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons that own, have owned, or are deemed to own, more than 5% of our Common Stock;

•	certain former citizens or long-term residents of the United States;

•	partnerships or other entities or arrangements treated as partnerships, and other pass-through entities or disregarded entities for U.S. federal tax purposes (and investors therein);

•	persons who hold our Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

•	persons who do not hold our Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes);

•	persons who acquire our common stock through the exercise of an employee option or otherwise as compensation;

•	persons deemed to sell our Common Stock under the constructive sale provisions of the Code; or

•	persons required under Section 451(b) of the Code to conform the timing of income accruals with respect to our Common Stock to their financial statements.

In addition, if a partnership, including any entity or arrangement, domestic or foreign, classified as a partnership for U.S. federal income tax purposes, holds our Common Stock, the tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Accordingly, partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors about the particular U.S. federal income tax consequences to them of purchasing, holding and disposing of our Common Stock.

You are urged to consult your own tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Common Stock arising under the U.S. federal estate or gift tax rules, under the laws of any state of the United States or any local, non-U.S. or other taxing jurisdiction, or under any applicable tax treaty.

Non-U.S. Holder Defined

For purposes of this discussion, you are a non-U.S. holder if you are a beneficial owner of our Common Stock (other than a partnership or any other entity treated as a pass-through entity for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal tax purposes) that is created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust (x) the administration of which is subject to the primary supervision of a U.S. court and that has one or more U.S. persons for U.S. federal tax purposes who have the authority to control all substantial decisions of the trust or (y) that has a valid election in effect to be treated as a U.S. person.

Distributions

If we make distributions, other than certain distributions of our stock or rights to acquire our stock, on our Common Stock, those payments will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce your tax basis in our Common Stock (determined separately with respect to each share of our Common Stock), but not below zero, and then will be treated as gain from the sale of that stock.

A redemption of our Common Stock will be treated as a distribution and hence as a dividend to the extent of our current and accumulated earnings and profits as determined under U.S. federal income tax principles, unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the Common Stock. The redemption will be treated as a sale or exchange if it (1) is “substantially disproportionate” with respect to your ownership in us, (2) results in a “complete redemption” of your ownership interests in the Company, or (3) is “not essentially equivalent to a dividend” with respect to you, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been satisfied, a holder generally must take into account stock actually owned as well as stock treated as constructively owned under the Code. While the determination whether any of the foregoing tests is satisfied depends on a holder’s particular facts and circumstances as of the time of the determination, the IRS has ruled in the past that even a small reduction in the interest held by a stockholder in a publicly traded corporation will be treated as an exchange (and not as a distribution) if the stockholder’s percentage stock ownership is minimal and the stockholder exercises no control over the corporation. Non-U.S. holders should consult their own tax advisors regarding the proper treatment of a redemption of our Common Stock.

Subject to the discussions below regarding effectively connected dividends, backup withholding, and FATCA, any dividend paid to you (including redemptions treated as dividends) generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, you must timely provide the applicable withholding agent with a current version of IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate version of IRS Form W-8 (or applicable successor form), duly completed and executed, certifying qualification for the reduced rate. If you hold our Common Stock through a financial institution or other agent acting on your behalf, you will be required to provide appropriate documentation to the agent, who then will be required to provide the required certification to the applicable withholding agent, either directly or through other intermediaries.

You should consult your own tax advisor regarding your entitlement to benefits under any applicable income tax treaty. You generally will be able to obtain a refund of any excess amounts withheld if you timely file an appropriate claim for refund with the IRS.

Dividends received by you that are effectively connected with your conduct of a U.S. trade or business (and, if an income tax treaty applies, are attributable to a permanent establishment or fixed base maintained by you in the United States) generally are exempt from such withholding tax. In order to obtain this exemption, you generally must timely provide the applicable withholding agent with an IRS Form W-8ECI (or applicable successor form), duly completed and executed, properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed by the United States at the same graduated rates applicable to U.S. persons, net of certain deductions and credits, subject to an applicable income tax treaty providing otherwise. In addition, if you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business (and, if an income tax treaty applies, are attributable to a permanent establishment or fixed base maintained by you in the United States) may be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year, as adjusted for certain items. You should consult your own tax advisor regarding any applicable branch profits tax or income tax treaties that may provide for different rules.

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

Subject to the discussion below under the headings “Backup Withholding and Information Reporting” and “Foreign Accounts,” you generally will not be required to pay U.S. federal income tax on any gain realized upon the sale, taxable exchange or other taxable disposition of our Common Stock unless:

•	the gain is effectively connected with your conduct of a U.S. trade or business (and, if an income tax treaty applies, the gain is attributable to a permanent establishment or fixed base maintained by you in the United States), in which case you will be required to pay tax on the net gain derived from the sale, taxable exchange or other taxable disposition under regular graduated U.S. federal income tax rates. If you are a non-U.S. holder that is a corporation, you may be subject to the additional branch profits tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on your effectively connected earnings and profits for the taxable year, as adjusted for certain items;

•	you are a nonresident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale, taxable exchange or other taxable disposition occurs and certain other conditions are met, in which case you will be required to pay a flat 30% tax (or lower applicable treaty rate) on the gain derived from the sale, taxable exchange or other taxable disposition, which gain may be offset by certain U.S. source capital losses (even though you are not considered a resident of the United States); provided that you have timely filed U.S. federal income tax returns with respect to such losses; or

•	our Common Stock constitutes a “United States real property interest” by reason of our status as a United States real property holding corporation, or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period for our Common Stock, and our Common Stock is not regularly traded on an established securities market as defined by applicable U.S. Treasury regulations. Determining whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other trade or business assets and our foreign real property interests. We have not determined whether we are a USRPHC for United States federal income tax purposes. We can give no assurance that we are not or will not become one in the future. If we are or were to become a USRPHC, gain arising from the sale, taxable exchange or other taxable disposition by a non-U.S. holder of our Common Stock generally will not be subject to U.S. federal income tax if a non-U.S. holder’s Common Stock holdings, actual and constructive, amount to 5% or less of our Common Stock at all times during the applicable period, and our Common Stock is “regularly traded,” as defined by applicable U.S. Treasury regulations, on an established securities market. No assurance can be provided that our Common Stock will be regularly traded on an established securities market at all times for purposes of the rules described above. Non-U.S. holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances.

Backup Withholding and Information Reporting

The amount of dividends paid to you, your name and address, and the amount of tax withheld, if any, will generally be reported to the IRS annually. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence or establishment. These information reporting requirements apply even if no withholding would be required (because the distributions would be effectively connected with the holder’s conduct of a U.S. trade or business, or withholding was reduced or eliminated by an applicable income tax treaty).

Your proceeds on the disposition of our Common Stock may also be subject to information reporting. Payments of dividends and proceeds on the disposition of our Common Stock may be subject to backup withholding at a current rate of 24% unless you establish an exemption therefrom, for example, by timely and properly certifying your non-U.S. status on a duly completed and executed IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8 (or applicable successor form). Notwithstanding the foregoing, backup withholding and information reporting may apply if the applicable withholding agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner. If any amount is withheld under the backup withholding rules, the non-U.S. holder should consult with a U.S. tax advisor regarding the possibility of and procedure for obtaining a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability, if any.

Foreign Accounts

Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act and U.S. Treasury regulations and administrative rules issued thereunder (collectively, “FATCA”) may impose withholding tax on certain types of payments made to “foreign financial institutions” and “non-financial foreign entities” as defined in the Code and applicable U.S. Treasury regulations. FATCA generally imposes a U.S. federal withholding tax of 30% on dividends on, or gross proceeds from the sale or other disposition of, our Common Stock paid to (i) a foreign financial institution, whether such foreign financial institution is the beneficial owner or an intermediary, unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or (ii) a non-financial foreign entity, whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial U.S. owners or provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. If the country in which the payee is resident has entered into an “intergovernmental agreement” with the United States regarding FATCA, the payee may be permitted to report to that country instead of the United States, and the intergovernmental agreement may otherwise modify the requirements described in this paragraph. The U.S. Treasury Secretary has issued proposed U.S. Treasury regulations providing that the withholding provisions under FATCA do not apply with respect to payment of gross proceeds from a sale, taxable exchange or other taxable disposition of our Common Stock, which may be relied upon by taxpayers until final regulations are issued. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our Common Stock.

The preceding summary and discussion of U.S. federal income tax considerations is for general informational purposes only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our Common Stock, including the tax consequences of any change in applicable laws as well as any tax consequences arising under any state, local, or non-U.S. tax laws and any other U.S. federal tax laws.

PLAN OF DISTRIBUTION

We have entered into an ATM Equity Offering Sales Agreement with the Agents under which we may offer and sell from time to time our Common Stock having an aggregate offering price of up to $110,000,000. The sales agents may act as agents on our behalf or purchase shares of our common stock as principal.

Sales, if any, of Common Stock under the ATM Equity Offering Sales Agreement may be made in ordinary brokers’ transactions, to or through a market maker, on or through the Nasdaq Global Select Market or any other market venue where the securities may be traded, in the over-the-counter market, in privately negotiated transactions, in block trades, in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act or through a combination of any such methods of sale. The Agents may also sell our common stock by any other method permitted by law.

The securities may be sold at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

We will designate the maximum amount of common stock to be sold through the Agents on a daily basis or otherwise as we and the Agents agree and the minimum price per share at which such common stock may be sold. Subject to the terms and conditions of the ATM Equity Offering Sales Agreement, the Agents will use their reasonable efforts consistent with their normal sales and trading practices to sell on our behalf all of the designated shares of common stock. We may instruct the Agents not to sell any common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or any sales agent, with respect to itself only, may suspend the offering of our common stock by notifying the other party.

The Agents will provide to us written confirmation before the open of trading on the Nasdaq Global Select Market on the day following each day on which shares of common stock are sold under the ATM Equity Offering Sales Agreement. Each confirmation will include the number of shares of common stock sold on such day, the gross sales proceeds and the compensation payable by us to the Agents. We will report at least quarterly the number of shares of common stock sold through the Agents under the ATM Equity Offering Sales Agreement, the net proceeds to us (before expenses) and the compensation paid by us to the Agents in connection with the sales of the shares of Common Stock.

We will pay each sales agent a commission of up to 2% of the gross sales price per share of Common Stock sold through such agent under the ATM Equity Offering Sales Agreement. We have also agreed to reimburse the Agents for certain of their expenses up to $100,000 in the aggregate. We estimate the total expenses for the offering, excluding any sales agents’ commissions and expense reimbursement payable to the sales agents under the terms of the ATM Equity Offering Sales Agreement, will be approximately $850,000, including approximately $600,000 and $200,000 of accounting and legal fees and expenses, respectively.

Settlement of any sales of Common Stock will occur on the first trading day following the date on which such sales were made. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our Common Stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agents may agree.

The offering of our Common Stock pursuant to the ATM Equity Offering Sales Agreement will terminate upon the earlier of (i) the sale of all of our shares of Common Stock subject to the ATM Equity Offering Sales Agreement or (ii) termination of the ATM Equity Offering Sales Agreement by us or by the Agents as provided therein.

In connection with the sale of the shares of Common Stock on our behalf, each of the Agents may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to each of the Agents may be deemed to be underwriting commissions or discounts.

We have agreed to provide indemnification and contribution to the several Agents against certain liabilities, including civil liabilities under the Securities Act.

The agents and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, vehicle financing programs and other financial and non-financial activities and services. Certain of the agents and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the agents and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The agents and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

LEGAL MATTERS

The validity of the securities being offered by this prospectus supplement will be passed upon by Saul Ewing LLP, Washington, D.C. Davis Polk & Wardwell LLP, New York, New York, is acting as counsel to the Agents.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference to Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended December 31, 2024, and the effectiveness of our internal control over financial reporting have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance on the report of Baker Tilly US, LLP, an independent registered public accounting firm, given on their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, accordingly, file reports, proxy statements and other information with the SEC. These materials may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please contact the SEC at (800) SEC-0330 for information on the operation of the Public Reference Room.  In addition, our SEC filings are available to the public at the SEC’s Internet site at www.sec.gov and on our Internet site at www.middlesexwater.com.

This prospectus supplement constitutes part of a Registration Statement on Form S-3 that we filed with the SEC. This prospectus supplement does not contain all of the information set forth in the Registration Statement, some parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is hereby made to the Registration Statement and all amendments and exhibits thereto.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, except for information incorporated by reference that is modified or superseded by information contained in this prospectus supplement or in any other subsequently filed document that also is incorporated by reference herein. Information we file later with the SEC will automatically update and supersede the information in this Prospectus Supplement and in documents incorporated by reference. We incorporate by reference the documents listed below:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed on February 28, 2025;

(b)	Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended December 31, 2024, as filed with the SEC on March 11, 2025;

(c)	The portions of the Company’s Definitive Proxy Statement on Schedule 14A filed on April 10, 2025 that are incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2024;

(d)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed on May 1, 2025;

(e)	Current Report on Form 8-K filed with the SEC on March 4, 2025; and

(f)	All documents filed by the Company after the date of this prospectus supplement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the termination of the offering of the securities covered by this prospectus supplement, except as to any portion of any future report or document that is not deemed filed under such provisions.

Upon request, we will provide, without charge, to each person (including any beneficial owner) to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following:

Middlesex Water Company 485C Route 1 South, Suite 400, Iselin, New Jersey 08830, 732- 634-1500.

THIS PROSPECTUS SUPPLEMENT SHOULD BE RETAINED BY INVESTORS FOR FUTURE REFERENCE.

PROSPECTUS

Middlesex Water Company

Common Stock

From time to time, we may offer, issue and sell shares of our Common Stock in one or more offerings.

This prospectus provides a general description of the securities we may offer. When we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

Our Common Stock is traded on The NASDAQ Global Select Market under the symbol “MSEX”.

We may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis or through a combination of such methods. See “Plan of Distribution” on page 12. If agents, underwriters or dealers are used to sell our securities, we will name them and describe their compensation in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Investing in our securities involves certain risks. You should carefully review the risks and uncertainties referenced under the heading “Risk Factors” on page 3 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 12, 2025

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TABLE OF CONTENTS

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered herein are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Neither the delivery of this prospectus or any accompanying prospectus supplement, nor any sale of securities made under these documents, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, any accompanying prospectus supplement or any free writing prospectus we may provide you in connection with an offering or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. You should assume that the information in this prospectus or any accompanying prospectus supplement, as well as the information incorporated by reference in this prospectus or any accompanying prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (“SEC”) using the “shelf” registration process. Under the shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus in a manner not described herein, we will provide you with a prospectus supplement that will contain specific information about the terms of the securities offered and the offering and the means of distribution. A prospectus supplement may include other special considerations applicable to such offering of securities. The prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. We urge you to carefully read this prospectus, the applicable prospectus supplement and any free writing prospectus relating to the specific issue of securities, together with the information described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference”, and the other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement before you invest in our securities.

The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of the applicable securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part. References to “securities” include any security that we might sell under this prospectus or any prospectus supplement.

This prospectus contains summaries of certain provisions of certain documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information”.

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COMPANY OVERVIEW

Middlesex Water Company was incorporated as a water utility company in 1897 and owns and operates regulated water utility and wastewater systems primarily in New Jersey and Delaware. Middlesex Water Company also operates water and wastewater systems under contract on behalf of municipal and private clients primarily in New Jersey and Delaware. Across our regulated utility systems, we serve approximately 128,000 customers. We operate water and wastewater systems under unregulated contracts for governmental entities and private entities.

The terms “the Company,” “we,” “our,” and “us” refer to Middlesex Water Company and its subsidiaries, including Tidewater Utilities, Inc. (“Tidewater”) and Tidewater’s wholly-owned subsidiaries, Southern Shores Water Company, LLC (“Southern Shores”) and White Marsh Environmental Systems, Inc. (“White Marsh”), Pinelands Water Company (“Pinelands Water”) and Pinelands Wastewater Company (“Pinelands Wastewater”), Utility Service Affiliates, Inc. (“USA”) and Utility Service Affiliates (Perth Amboy) Inc. (“USA-PA”).

The Company’s principal executive offices are located at 485C Route 1 South, Suite 400, Iselin, New Jersey 08830. Our telephone number is (732) 634-1500. Our website address is http://www.middlesexwater.com. Except as expressly stated herein, no information contained in, or that can be accessed through, our website is incorporated by reference into this prospectus, and no such information should be considered a part of this prospectus. We make available, free of charge through our website, reports and amendments filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) after such material is electronically filed with or furnished to the SEC.

Middlesex System

The Middlesex System provides water services to approximately 61,000 retail customers, primarily in eastern Middlesex County, New Jersey and under wholesale contracts to the City of Rahway, Townships of Edison and Marlboro, the Borough of Highland Park and the Old Bridge Municipal Utilities Authority. The Middlesex System treats, stores and distributes water for residential, commercial, industrial and fire protection purposes. The Middlesex System also provides water treatment and pumping services to the Township of East Brunswick under contract. The amount of water supply allocated to the Township of East Brunswick is granted directly to the Township by the New Jersey Water Supply Authority. The Middlesex System produced approximately 67% of our 2024 consolidated operating revenues.

The Middlesex System’s retail customers are located in an area of approximately 55 square miles in Woodbridge Township, the City of South Amboy, the Boroughs of Metuchen and Carteret, portions of the Township of Edison and the Borough of South Plainfield, all in Middlesex County and a portion of the Township of Clark in Union County. Retail customers include a mix of residential customers, large industrial concerns and commercial and light industrial facilities. These customers are located in generally well-developed areas of central New Jersey.

The contract customers of the Middlesex System comprise an area of approximately 110 square miles with a population of over 200,000. Contract sales to the Townships of Edison and Marlboro, the City of Rahway and the Old Bridge Municipal Utilities Authority are supplemental to the water systems owned and operated by these customers. Middlesex is the primary source of water for the Borough of Highland Park and the Township of East Brunswick.

2

Tidewater System

Tidewater, together with its wholly-owned subsidiary, Southern Shores, provides water services to approximately 62,000 retail customers for residential, commercial and fire protection purposes in over 480 separate communities in New Castle, Kent and Sussex Counties, Delaware. The Tidewater System produced approximately 24% of our 2024 consolidated operating revenues.

USA-PA

USA-PA operates the City of Perth Amboy, New Jersey’s (Perth Amboy) water and wastewater systems under a ten-year agreement, which expires in December 2028. In addition to performing day-to day operations, USA-PA is also responsible for emergency responses and management of capital projects funded by Perth Amboy. USA-PA produced approximately 3% of our 2024 consolidated operating revenues.

Pinelands Systems

Pinelands Water provides water services to approximately 2,500 residential customers in Burlington County, New Jersey. Pinelands Water is not physically interconnected with the Middlesex System. Pinelands Water produced approximately 1% of our 2024 consolidated operating revenues.

Pinelands Wastewater provides wastewater collection and treatment services to approximately 2,500 residential customers and one municipal wastewater system in Burlington County, New Jersey. Pinelands Wastewater produced approximately 1% of our 2024 consolidated operating revenues.

USA

USA operates the Borough of Avalon, New Jersey’s (Avalon) water utility, sewer utility and storm water system under a ten-year operations and maintenance contract expiring in 2032. In addition to performing day-to-day service operations, USA is responsible for emergency responses and management of capital projects funded by Avalon.

USA operates the Borough of Highland Park, New Jersey’s water utility and sewer utility under a ten-year operations and maintenance contract expiring in 2030.

Under a marketing agreement with HomeServe USA Corp. (HomeServe) expiring in 2031, USA offers residential customers in New Jersey and Delaware various water and wastewater related home maintenance programs. HomeServe is a leading national provider of such home maintenance service programs. USA receives a service fee for the billing, cash collection and other administrative matters associated with HomeServe’s service contracts.

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USA produced approximately 3% of our 2024 consolidated operating revenues.

White Marsh

White Marsh operates or maintains water and/or wastewater systems that serve approximately 4,300 service connections under 28 separate contracts, primarily in New Castle, Kent and Sussex Counties, Delaware. White Marsh also owns two commercial properties that are leased to Tidewater for its administrative office campus and its field operations center. White Marsh produced approximately 1% of our 2024 consolidated operating revenues.

4

RISK FACTORS

Investing in our securities involves certain risks. Before making an investment decision, you should carefully consider the risks and uncertainties described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, including the risks described under the headings “Risk Factors” in the documents incorporated herein by reference, including in our Annual Report on Form 10-K for the year ended December 31, 2024, in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. The risks and uncertainties we have described are not the only ones facing the Company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. To the extent a particular offering implicates additional risks, we will include a discussion of those risks in the applicable prospectus supplement.

5

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”) and Section 21E of the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other comparable terminology. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, and in particular those factors referenced in the section “Risk Factors.”

This prospectus contains forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements as to:

-	expected financial condition, performance, prospects and earnings of the Company;
-	strategic plans for growth;
-	the amount and timing of rate increases and other regulatory matters, including the recovery of certain costs recorded as regulatory assets;
-	the Company’s expected liquidity needs during the upcoming fiscal year and beyond and the sources and availability of funds to meet its liquidity needs;
-	expected customer rates, consumption volumes, service fees, revenues, margins, expenses and operating results;
-	financial projections;
-	the expected amount of cash contributions to fund the Company’s retirement benefit plans, anticipated discount rates and rates of return on plan assets;
-	the ability of the Company to pay dividends;
-	the Company’s compliance with environmental laws and regulations and estimations of the materiality of any related costs;
-	the safety and reliability of the Company’s equipment, facilities and operations;
-	the Company’s plans to renew municipal franchises and consents in the territories it serves;
-	trends; and
-	the availability and quality of our water supply.

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These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those indicated by these forward-looking statements. Important factors that could cause actual results to differ materially from anticipated results and outcomes include, but are not limited to:

-	effects of general economic conditions, including recently announced tariffs;
-	increases in competition for growth in non-franchised markets to be potentially served by the Company;
-	ability of the Company to adequately control selected operating expenses which are necessary to maintain safe and proper utility services, and which may be beyond the Company’s control;
-	availability of adequate supplies of quality water;
-	actions taken by government regulators, including decisions on rate increase requests;
-	new or modified water quality standards and compliance with related legal and regulatory requirements;
-	weather variations, including climate variability, and other natural phenomena impacting utility operations;
-	financial and operating risks associated with acquisitions and/or privatizations;
-	acts of war or terrorism;
-	cyber-attacks;
-	changes in the pace of new housing development;
-	availability and cost of capital resources;
-	timely availability of materials and supplies for operations and critical infrastructure projects;
-	effectiveness of internal control over financial reporting; and
-	other factors discussed elsewhere in our filings with the SEC.

For an additional discussion of factors that may affect the Company’s business and results of operations, see the “Risk Factors” section in this prospectus.

Given these uncertainties, readers should not place undue reliance on our forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake to update any forward-looking statements after the date of this prospectus or the respective dates of documents incorporated by reference herein or therein that include forward-looking statements.

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USE OF PROCEEDS

Unless we otherwise specify in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities we may offer by this prospectus to fund our capital expenditures, to purchase and maintain plant equipment, as well as for other general corporate purposes. Our management will have broad discretion in the use and allocation of net proceeds from the sale of any securities sold by us.

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DESCRIPTION OF OUR CAPITAL STOCK

General

The following description of certain terms of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, our restated certificate of incorporation, as amended, our by-laws as amended, and the applicable provisions of the New Jersey Business Corporation Act. Our restated certificate of incorporation, as amended, and a copy of our by-laws, as amended, are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. We encourage you to read our restated certificate of incorporation, as amended, and our by-laws, as amended, in their entirety.

As of April 30, 2025, our authorized capital stock consists of 40,000,000 shares of Common Stock, no par value; 120,357 shares of Preferred Stock, no par value; and 100,000 shares of Preference Stock, no par value. As of April 29, 2025, 17,920,178 shares of Common Stock were outstanding. As of April 30, 2025, 15,779 shares of Preferred Stock and no shares of the Preference Stock were outstanding.

The authorized Preferred Stock is comprised of three designated series: “$7 Series Cumulative Preferred Stock”, “$4.75 Series Cumulative Preferred Stock” and “$7 Cumulative and Convertible Preferred Stock”, and undesignated shares. The Board of Directors is authorized to determine and designate the rights, preferences and privileges of the remaining undesignated Preferred Stock and the 100,000 shares of Preference Stock from time to time.

Dividend Rights

Holders of outstanding shares of Preferred Stock have a preferred right to payment of cash dividends, before payment of dividends on Common Stock, at the following per annum rates: $7 Series Cumulative Preferred Stock at the rate of $7.00 per share, $4.75 Series Cumulative Preferred Stock at the rate of $4.75 per share and $7 Cumulative and Convertible Preferred Stock at the rate of $7.00 per share. Dividend preferences among all these series are pari passu with one another.

Whenever all cumulative dividends have been paid on outstanding Preferred Stock and the Preference Stock outstanding, the Board of Directors may declare and pay dividends on the outstanding Common Stock out of legally available funds.

Voting Rights

Every holder of Common Stock is entitled to one vote for each share held of record. Our Board of Directors is divided into three classes of directors, serving staggered three-year terms. A classified board has the effect of increasing the time required to effect a change in control of the board.

No holder of Preferred Stock or Preference Stock has any right to vote for the election of directors or, except as otherwise required by law, for any other purpose. However, if and whenever dividends on the outstanding Preferred Stock are in arrears in an amount equal to at least four quarterly dividends, the holders of the outstanding Preferred Stock of all series, voting as a class, are entitled, until all dividends in arrears are paid, to elect two members to the Board of Directors, which two members shall be in addition to the directors elected by the holders of the Common Stock. If and whenever dividends on any outstanding Preference Stock are in arrears in an amount equal to at least four quarterly dividends, the holders of such outstanding Preference Stock of all series, voting as a class, are entitled, until all dividends in arrears are paid, to elect two members to the Board of Directors, in addition to the members elected by the holders of the Common Stock and any elected by the holders of the Preferred Stock.

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Liquidation Rights

Holders of Common Stock are entitled to share on a pro rata basis, subject to the preferred rights of holders of Preferred Stock and Preference Stock (as outlined below), in the assets of the Company legally available for distribution to shareholders in the event of the Company’s liquidation, dissolution or winding up.

Preferred Stock

As of April 30, 2025, our restated certificate of incorporation, as amended, authorized the issuance of 120,357 shares of Preferred Stock of which 15,779 shares were outstanding as of April 30, 2025, in several series as described below.

$7 Series Cumulative Preferred Stock.

There were 784 shares of this series issued and outstanding at April 30, 2025. The holders of shares in this series have a liquidation preference in the amount of $100 per share. Shares of this series may not be converted into shares of any other class or series, and are not subject to redemption.

$4.75 Series Cumulative Preferred Stock

There were 10,000 shares of this series issued and outstanding at April 30, 2025. The holders of shares in this series have a liquidation preference in the amount of the redemption price for such shares in effect at the time in the event of a voluntary liquidation, and $100 per share plus accumulated and unpaid dividends thereon in the event of an involuntary liquidation. The Company may redeem shares of this series in any calendar year at a price of $100 per share plus accumulated and unpaid dividends thereon. Shares of this series may not be converted into shares of any other class or series.

$7 Cumulative and Convertible Preferred Stock.

There were 4,995 shares of this series issued and outstanding at April 30, 2025. The shares have a liquidation preference in the amount of the redemption price for such shares in effect at the time in the event of a voluntary liquidation, and $100 per share in the event of an involuntary liquidation plus accrued and unpaid dividends. Each share is convertible into Common Stock at the option of the holder at a conversion rate of 12 shares of Common Stock for each share of this series converted. The Company may redeem up to 10% of the outstanding shares of this series in any calendar year at a price equal to the fair value of three shares of Common Stock for each share of this series redeemed.

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Preference Stock

No shares of authorized Preference Stock are issued and outstanding. The Board of Directors has the power to designate authorized Preference Stock in one more series, and to designate for each series the rights, preferences and conditions of each series as to matters such as dividend rates, liquidation preference voting rights, conversion and redemption.

Common Stock

There were 40,000,000 shares of Common Stock authorized, and 17,920,178 shares of Common Stock issued and outstanding, as of April 29, 2025.

The prospectus supplement relating to any Common Stock being offered will include specific terms relating to the offering.

Restriction on Acquisitions

As a New Jersey corporation, we are a subject to New Jersey’s Shareholder Protection Act (the “Shareholder Protection Act”). The Shareholder Protection Act bars any “business combination” as defined in that Act (generally, a merger or other acquisition transaction) with any person or affiliate of a person who owns 10% or more of the outstanding voting stock for a period of five years after such person first owns 10% or more the voting shares, unless the “business combination” both is approved by the Board of Directors prior to the time that person acquires 10% or more of our voting stock and meets certain other statutory criteria.

Stock Exchange Listing

Our Common Stock is listed on the NASDAQ Global Select Market. The trading symbol for our Common Stock is “MSEX.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Broadridge Corporate Issuer Solutions, Inc. The transfer agent and registrar’s address is P.O. Box 1342, Brentwood, New York 11717.

Indemnification

Our restated certificate of incorporation, as amended, and our by-laws, as amended, provide that we shall indemnify our directors and officers to the fullest extent permitted by law. These agreements will, among other things, indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of us or that person’s status as a member of our Board of Directors.

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PLAN OF DISTRIBUTION

We may offer and sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:

•	through agents;

•	to or through underwriters;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through brokers or dealers;

•	directly by us to purchasers, including through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.

In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include, without limitation:

•	purchases of the securities by a broker-dealer as principal;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers.

We may sell offered securities through agents designated by us from time to time. Any agent in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the applicable prospectus supplement. Unless indicated in such prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers agents or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.

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At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us, any discounts, commissions or concessions allowed or reallowed or paid to dealers, and will identify the exchange, if any, where such securities will be listed. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus forms a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is satisfied.

In connection with an underwritten offering, we would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we grant any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.

To the extent that we make sales through one or more underwriters or agents in at the market offerings, we will do so pursuant to the terms of a sales agency agreement or other at the market offering arrangement between us and the underwriters or agents. If we engage in at the market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined as of the date of this prospectus. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our Common Stock. The terms of each such agreement will be set forth in more detail in a prospectus supplement.

Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

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LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon by Jay L. Kooper, Vice President, General Counsel and Secretary, Middlesex Water Company. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

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EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended December 31, 2024, and the effectiveness of our internal control over financial reporting have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance on the report of Baker Tilly US, LLP, an independent registered public accounting firm, given on their authority as experts in auditing and accounting.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are subject to the information requirements of the Exchange Act, and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. These documents also may be accessed through the SEC’s Electronic Data Gathering, Analysis and Retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). You may also find these documents in the “Investor Relations” section of our website, www.middlesexwater.com. Except as expressly stated herein, no information contained in, or that can be accessed through, our website is incorporated by reference into this prospectus, and no such information should be considered a part of this prospectus.

In addition, you may request copies of these filings at no cost by writing or telephoning us at the following: Middlesex Water Company, 485C Route 1 South, Suite 400, Iselin, New Jersey 08830 (732) 634-1500.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file after the date hereof with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, after the date of this prospectus and prior to the termination of this offering:

•	Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 28, 2025;

•	Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2024, as filed with the SEC on March 11, 2025;

•	The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 10, 2025, that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed on May 1, 2025; and

•	Current Report on Form 8-K filed with the SEC on March 4, 2025.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following:

Middlesex Water Company 485C Route 1 South, Suite 400, Iselin, New Jersey 08830 (732) 634-1500.

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You may also access these documents, free of charge on the SEC’s website at http://www.sec.gov or on our website at www.middlesexwater.com. Except as expressly stated herein, no information contained in, or that can be accessed through, our website is incorporated by reference into this prospectus, and no such information should be considered a part of this prospectus.

This prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any particular accompanying prospectus supplement. The descriptions of these agreements contained in this prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, and qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

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Up to $110,000,000 of Common Stock

PROSPECTUS SUPPLEMENT

BofA Securities

Baird

Janney Montgomery Scott